Exhibit B-20(b)



                              BY-LAWS

                                OF

               Entergy Power Operations Corporation



                             ARTICLE I

                              Offices

          The registered office of the Corporation shall be in the

City of Wilmington, County of New Castle, State of Delaware.   The

Corporation  also  may  have offices at such  other  places,  both within and without the State of Delaware, as from time to time may be designated by the Board of Directors.



                            ARTICLE II

                               Books

          The  books  and records of the Corporation may  be  kept

(except  as  otherwise  provided by  the  laws  of  the  State  of

Delaware)  outside  the State of Delaware and  at  such  place  or places  as  from time to time may be designated by  the  Board  of

Directors.



                            ARTICLE III

                     Meetings of Stockholders

           Section 1. Annual Meetings.  Each annual meeting of the

stockholders  shall be held (i) at a time fixed by  the  Board  of

Directors,  on  the third Friday in May, if not a  legal  holiday;

(ii)  if  a  legal  holiday, then at the same  time  on  the  next business  day which is not a legal holiday; or (iii) at such  date and  time  during  such calendar year as shall be  stated  in  the notice  of  the  meeting or in a duly executed  waiver  of  notice thereof.  The annual meeting of the stockholders shall be held  at the  principal business office of the Corporation or at such other place or places either within or without the State of Delaware  as may  be  designated by the Board of Directors and  stated  in  the notice  of  the  meeting.  At each such meeting, the  stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may come before the meeting.

          Written notice of the time and place designated for  the

annual  meeting  of the stockholders of the Corporation  shall  be delivered  personally  or mailed to each stockholder  entitled  to vote  thereat not less than ten (10) and not more than sixty  (60)

days  prior  to  said  meeting, but at any meeting  at  which  all stockholders  shall be present, or of which all  stockholders  not present  have  waived notice in writing, the giving of  notice  as above  described  may be dispensed with.  If mailed,  said  notice shall  be directed to each stockholder at his address as the  same appears  on  the stock ledger of the Corporation unless  he  shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address,  in which  case it shall be mailed to the address designated  in  such request.

           Section 2. Special Meetings.  Special meetings  of  the

stockholders of the Corporation shall be held whenever  called  in the  manner  required  by the laws of the State  of  Delaware  for purposes  as to which there are special statutory provisions,  and

for   such  other  purposes  as  required  or  permitted  by   the

Certificate  of  Incorporation or otherwise,  whenever  called  by resolution  of the Board of Directors, or by the Chairman  of  the

Board,  the President, or the holders of a majority of the  issued and  outstanding  shares of the common stock of  the  Corporation.

Any  such  special  meeting of stockholders may  be  held  at  the principal  business office of the Corporation  or  at  such  other place  or  places, either within or without the State of Delaware,

as may be specified in the notice thereof.  Business transacted at any  special meeting of stockholders of the Corporation  shall  be limited  to the purposes stated in the notice thereof.  Except  as otherwise expressly required by the laws of the State of  Delaware or  the  Certificate  of  Incorporation, written  notice  of  each

special  meeting,  stating  the  day,  hour   and  place,  and  in

general  terms  the  business to be transacted thereat,  shall  be delivered  personally  or mailed to each stockholder  entitled  to vote  thereat not less than ten (10) and not more than sixty  (60)

days before the meeting.  If mailed, said notice shall be directed to  each  stockholder at his address as the same  appears  on  the stock  ledger of the Corporation unless he shall have  filed  with the  Secretary of the Corporation a written request  that  notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request.  At any special meeting at which all stockholders shall be present, or  of which  all stockholders not present have waived notice in writing,

the giving of notice as above described may be dispensed with.

          Section  3.  Quorum.  At any meeting of the stockholders

of  the Corporation, except as otherwise expressly provided by the laws of the State of Delaware or the Certificate of Incorporation,

there  must be present, either in person or by proxy, in order  to constitute a quorum, stockholders owning a majority of the  issued and  outstanding  shares of the common stock  of  the  Corporation entitled  to vote at said meeting.  At any meeting of stockholders at  which a quorum is not present, the holders of, or proxies for,

a  majority  of  the  common stock which is  represented  at  such meeting,  shall  have power to adjourn the meeting  from  time  to time, without notice other than announcement at the meeting, until a  quorum  shall  be  present or represented.  At  such  adjourned meeting  at  which  a quorum shall be present or represented,  any business may be transacted which might have been transacted at the meeting  as  originally noticed.  If the adjournment is  for  more than  thirty (30) days, or if after the adjournment a  new  record date is fixed for the adjourned meeting, a notice of the adjourned meeting  shall be given to each stockholder of record entitled  to vote at the meeting.

           Section 4. Voting.  Each holder of record of the common

stock   of  the  Corporation  shall,  at  every  meeting  of   the

stockholders of the Corporation, be entitled to one (1)  vote  for each  share of common stock standing in his name on the  books  of the Corporation, and such votes may be cast either in person or by proxy,  appointed by an instrument in writing, subscribed by  such stockholder or by his duly authorized attorney, and filed with the

Secretary before being voted on, but no proxy shall be voted after three  (3) years from its date, unless said proxy provides  for  a longer  period.  Except as otherwise required by the laws  of  the

State of Delaware or the Certificate of Incorporation, the holders of  the  common stock of the Corporation shall exclusively possess all  voting power for the election of Directors and for all  other purposes and are entitled to vote on each matter to be voted on at a stockholders' meeting.

          The  vote  on  all  elections  of  Directors  and  other

questions  before the meeting need not be by ballot,  except  upon demand  by the holders of the majority of the shares of the common stock of the Corporation present in person or by proxy.

          When  a  quorum  is  present  at  any  meeting  of   the

stockholders  of  the Corporation, the vote of the  holders  of  a majority of the shares of the common stock of the Corporation  and present  in  person  or  represented by  proxy  shall  decide  any question brought before such meeting, unless the question  is  one upon  which,  under  any provision of the laws  of  the  State  of

Delaware or of the Certificate of Incorporation, a different  vote is required, in which case such provision shall govern and control the decision of such question.

           Whenever the vote of the holders of the common stock of

the  Corporation at a meeting thereof is required or permitted  to be  taken in connection with any corporate action by any provision of  the  laws  of  the State of Delaware or of the Certificate  of

Incorporation,  such  corporate action  may  be  taken  without  a meeting, without prior notice and without a vote, if a consent  in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock of the Corporation having  not less  than the minimum number of votes that would be necessary  to authorize  or  take such action at a meeting at which  all  shares entitled to vote thereon were present and voted.  Prompt notice of the  taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

          Section  5.  List of Stockholders.  The officer  of  the

Corporation  who  shall have charge of the  stock  ledger  of  the

Corporation shall prepare and make, at least ten (10) days  before every meeting of stockholders, a complete list of the stockholders entitled  to vote at said meeting, arranged in alphabetical  order and  showing  the address of each stockholder and  the  number  of

shares  registered  in  the name of each stockholder.   Such  list

shall  be  open  to  the examination of any stockholder,  for  any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a  place  within the city where the meeting is to be  held,  which place shall be specified in the notice of the meeting, or, if  not

so  specified, at the place where the meeting is to be held.   The

list also shall be produced and kept at the time and place of  the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section  6. Organization.  The Chairman of the Board  or

the President, or in their absence, any Vice President, shall call to order meetings of the stockholders and shall act as chairman of

such  meetings.   The Board of Directors or the  stockholders  may

appoint  any  stockholder  or  any  Director  or  officer  of  the

Corporation  to act as chairman of any meeting in the  absence  of the  Chairman  of  the Board, the President and all  of  the  Vice

Presidents.

          The  Secretary of the Corporation shall act as secretary

of  all  meetings of the stockholders, but in the absence  of  the

Secretary  the presiding officer may appoint any other  person  to act as secretary of any meeting.


                            ARTICLE IV
                             Directors

          Section  1.  Powers.  The business and  affairs  of  the

Corporation shall be managed by the Board of Directors  which  may exercise all such powers and do all such acts and things as may be exercised  or  done by the Corporation; subject, nevertheless,  to the  provisions  of  the  laws  of  the  State  of  Delaware,  the

Certificate  of Incorporation, and any By-Laws from time  to  time passed  by the stockholders; provided, however, that no By-Law  so created shall invalidate any prior act of the Directors which  was valid in the absence of such By-Law.

          Section 2. Number of Directors.  The number of Directors

which shall constitute the whole Board shall be not less than  one

(1)  nor  more than ten (10).  Within such limits, the  number  of

Directors  may  be  fixed  from  time  to  time  by  vote  of  the stockholders  or  of  the Board of Directors  at  any  regular  or

special  meeting.  Directors need not be stockholders.   Directors

shall be elected at the annual meeting of the stockholders of  the

Corporation,  except as herein provided, to serve until  the  next

annual   meeting  of  stockholders  and  until  their   respective

successors are duly elected and have qualified.

          Section  3.  Vacancies.  Vacancies occurring  among  the

Directors (other than in the case of removal of a Director)  shall be  filled by a majority vote of the Directors then in office with the  consent  of  the  holders of a majority  of  the  issued  and outstanding  common  stock  of the Corporation,  or  by  the  sole remaining  Director with the consent of the holders of a  majority of  the issued and outstanding common stock of the Corporation, or by  resolution  duly adopted by the holders of a majority  of  the issued  and  outstanding common stock of  the  Corporation,  at  a special meeting held for such purpose, or by action taken in  lieu of  such  meeting, or at the next annual meeting  of  stockholders following any vacancy.

           Section 4. Removal.  At any meeting of stockholders  of

the  Corporation called for the purpose, the holders of a majority of  the  issued and outstanding shares of the common stock of  the

Corporation may remove from office, with or without cause, any  or all  of the Directors and the successor of any Director so removed shall  be  elected by the holders of a majority of the issued  and outstanding common stock of the Corporation at such meeting or  at a later meeting.

           Section  5. Meetings.  The first meeting of each  newly

elected Board of Directors shall be held immediately following the annual  meeting  of stockholders and at the same  place  at  which regular  meetings of the Board of Directors are held, or  at  such other time and place as may be provided by resolution of the Board of  Directors, and no notice of such meeting shall be necessary to the  newly  elected  Directors in order legally  to  constitute  a meeting,  provided a quorum is present.  In the  event  that  such first meeting of the newly elected Board of Directors is not  held at  the time and place authorized by the foregoing provision,  the meeting  may be held at such time and place as shall be  specified in  a notice given as hereinafter provided for special meetings of the  Board  of  Directors, or as shall be specified in  a  written waiver signed by all the Directors.  Regular meetings of the Board of  Directors may be held without notice at such time  and  place,

either within or without the State of Delaware, as shall from time to  time  be  determined by resolutions of the Board of Directors.

Special  meetings of the Board of Directors may be called  by  the

Chairman of the Board or by the President on reasonable notice  as provided in these By-Laws, and such meetings shall be held at  the principal  business office of the Corporation  or  at  such  other place  or  places, either within or without the State of Delaware,

as  shall  be specified in the notice thereof.  Directors  present thereat,  by majority vote, may adjourn the meeting from  time  to time,  without notice other than an announcement at  the  meeting,

until  a  quorum  shall be present.  Except as  may  be  otherwise specifically  provided by the laws of the State of  Delaware,  the

Certificate  of  Incorporation or these By-Laws,  the  affirmative vote  of  a majority of the Directors present at the time of  such vote  shall  be the act of the Board of Directors if a  quorum  is present.

          Section 6. Notice of Meetings.  Notice of any meeting of

the  Board  of Directors requiring notice shall be given  to  each

Director  by personal delivery or by mail or by telegram,  in  any case at least forty-eight (48) hours before the time fixed for the

meeting.   At any meeting at which all Directors shall be present,

or  at  which  all  Directors not present have  waived  notice  in writing,  the giving of notice as above described may be dispensed

with.   Attendance  of  a Director at a meeting  shall  constitute waiver  of  notice  of  such meeting, except  when  such  Director attends such meeting for the express purpose of objecting, at  the beginning  of  such meeting, to the transaction  of  any  business because such meeting is not lawfully called or convened.

          Section   7.   Action  by  Consent.   Unless   otherwise

restricted  by the Certificate of Incorporation or these  By-Laws,

any action required or permitted to be taken at any meeting of the

Board  of Directors may be taken without a meeting, if all members of  the  Board  consent thereto in writing,  and  the  writing  or writings are filed with the minutes of proceedings of the Board.

            Section  8.  Telephonic  Meetings.   Unless  otherwise

restricted  by the Certificate of Incorporation or these  By-Laws,

members of the Board of Directors may participate in a meeting  of

the   Board   by   means  of  conference  telephone   or   similar

communications   equipment  by  means   of   which   all   persons

participating   in  such  meeting  can  hear   each   other,   and

participation in a meeting pursuant to this Section 8  of  Article

IV shall constitute presence in person at such meeting.

          Section   9.    Resignations.   Any  Director   of   the

Corporation may resign at any time by giving written notice to the

Board  of Directors or to the Chairman of the Board, the President

or  the Secretary of the Corporation.  Any such resignation  shall take effect at the time specified therein, or, if the time be  not specified,  upon  receipt thereof; and unless otherwise  specified therein, acceptance of such resignation shall not be necessary  to make it effective.

                             ARTICLE V

             Executive Committee and Other Committees

          Section  1. Executive Committee.  The Board of Directors

may,  by  resolution passed by a majority of the  whole  Board  of

Directors, appoint an Executive Committee of not less than two  or more  than five members, to serve during the pleasure of the Board of  Directors, to consist of the Chairman of the Board,  and  such additional Director(s) as the Board of Directors may from time  to

time  designate.   The Chairman of the Board  of  the  Corporation

shall be Chairman of the Executive Committee.

          Section  2.  Procedure.  The Executive  Committee  shall

meet at the call of the Chairman of the Executive Committee or  of any two members.  A majority of the members shall be necessary  to constitute  a quorum and action shall be taken by a majority  vote of those present.

           Section  3.  Powers and Reports.  During the  intervals

between  the  meetings  of the Board of Directors,  the  Executive

Committee  shall possess and may exercise, to the  fullest  extent permitted by law, all the powers of the Board of Directors in  the management  and  direction  of the business  and  affairs  of  the

Corporation, and may authorize the seal of the Corporation  to  be affixed to all papers which may require it.  The taking of  action by  the Executive Committee shall be conclusive evidence that  the

Board  of Directors was not in session when such action was taken.

The   Executive  Committee  shall  keep  regular  minutes  of  its proceedings  and  all action by the Executive Committee  shall  be reported  to the Board of Directors at its meeting next  following the  meeting  of the Executive Committee and shall be  subject  to revision  or alteration by the Board of Directors; provided,  that no  rights of third parties shall be affected by such revision  or alteration.

          Section  4.  Other Committees.  From time  to  time  the

Board  of Directors, by the affirmative vote of a majority of  the whole  Board  of Directors, may appoint other committees  for  any purpose or purposes, and such committees shall have such powers as

shall  be  conferred  by the resolution of  appointment.   In  the

absence   or  disqualification  of  a  member  of  any   committee

(including the Executive Committee), the member or members thereof present  at any meeting and not disqualified from voting,  whether or  not  he  or they constitute a quorum, may unanimously  appoint another member of the Board of Directors to act at the meeting  in place of any such absent or disqualified member.

                            ARTICLE VI

                             Officers

           Section  1.  Number, Election and Term of Office.   The

Board  of  Directors may elect a Chairman of the  Board,  a  Chief

Executive  Officer,  and/or a Chief Operating Officer,  and  shall elect  a  President,  a  Secretary,  a  Treasurer,  and  in  their discretion,  one  or  more Vice Presidents.  The  Chief  Executive

Officer  or,  if  no  Chief  Executive  Officer  is  elected,  the

President,  subject  to the direction of the Board  of  Directors,

shall  have  direct  charge of and general  supervision  over  the business  and  affairs of the Corporation.  The  officers  of  the

Corporation shall be elected annually by the Board of Directors at its  meeting  held  immediately after the annual  meeting  of  the stockholders (other than the initial officers elected by unanimous consent  of  the initial Board of Directors), and each shall  hold his  office  until his successor shall have been duly elected  and qualified  or until he shall have died or resigned or  shall  have been  removed  by majority vote of the entire Board of  Directors.

Any  number of offices may be held by the same person.  The  Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may  fix their duties and terms of office.

          Section 2. Chairman of the Board.  The Chairman  of  the

Board  shall  be  a  member of the Board of Directors.   He  shall

preside at all meetings of the Board of Directors, and shall  have such  other duties as from time to time may be assigned to him  by the  Board  of Directors, by the Executive Committee  or,  if  the

President  shall have been designated chief executive  officer  of the Corporation, by the President.

          Section  3. President.  The President shall perform  all

duties incident to the office of a president of a corporation  and such  other duties as from time to time may be assigned to him  by the  Board of Directors or by the Executive Committee, or  if  the

Chairman  of the Board shall have been designated chief  executive officer of the Corporation, by the Chairman of the Board.  At  any

time  when the office of the Chairman of the Board shall be vacant or  if  the Board of Directors shall not elect a Chairman  of  the

Board,  the  President  of  the Corporation  shall  be  the  chief executive officer of the Corporation.

          Section  4. Vice Presidents.  Each Vice President  shall

have  such powers and shall perform such duties and from  time  to time  may  be  conferred upon or assigned to him by the  Board  of

Directors  or  as may be delegated to him by the Chairman  of  the

Board (if chief executive officer) or the President.

           Section  5.  Secretary.  The Secretary shall  keep  the

minutes  of all meetings of the stockholders and of the  Board  of

Directors  in books provided for the purpose; shall see  that  all notices  are duly given in accordance with the provisions  of  the law  and these By-Laws; shall be custodian of the records  and  of the  corporate  seal  of  the  Corporation;  shall  see  that  the corporate seal is affixed to all documents the execution of  which under the seal is duly authorized, and when the seal is so affixed may  attest the same; may sign, with the Chairman of the Board (if chief  executive  officer), the President  or  a  Vice  President,

certificates  of stock of the Corporation; and in  general,  shall perform  all  duties incident to the office of a  secretary  of  a corporation,  and such other duties as from time to  time  may  be assigned  by  the  Chairman  of  the  Board  (if  chief  executive officer), the President or the Board of Directors.

          The  Secretary shall also keep, or cause to be  kept,  a

stock book, containing the names, alphabetically arranged, of  all persons  who  are stockholders of the Corporation,  showing  their

places   of  residence,  the  number  of  shares  held   by   them

respectively,  and the time when they respectively  became  owners thereof.

           Section 6. Treasurer.  The Treasurer shall have  charge

of  and  be  responsible for all funds, securities,  receipts  and disbursements of the Corporation, and shall deposit, or  cause  to be  deposited, in the name of the Corporation, all moneys or other

valuable   effects  in  such  banks,  trust  companies  or   other

depositories as shall, from time to time, be selected by the Board of  Directors or by the Treasurer if so authorized by the Board of

Directors;   may  endorse  for  collection  on   behalf   of   the

Corporation,  checks,  notes  and  other  obligations;  may   sign

receipts and vouchers for payments made to the Corporation; singly or  jointly  with  another person as the Board  of  Directors  may authorize,  may  sign checks on the Corporation and  pay  out  and dispose  of  the proceeds under the direction of the Board;  shall render  or  cause to be rendered to the Chairman of the Board  (if

chief   executive  officer),  the  President  and  the  Board   of

Directors,  whenever  requested,  an  account  of  the   financial

condition of the Corporation; may sign, with the Chairman  of  the

Board  (if  chief  executive officer), the  President  or  a  Vice

President,  certificates  of  stock of  the  Corporation;  and  in general, shall perform all the duties incident to the office of  a treasurer of a corporation, and such other duties as from time  to time  may  be  assigned by the Chairman of  the  Board  (if  chief executive officer), the President or the Board of Directors.

          Section 7. Subordinate Officers.  The Board of Directors

may  appoint such assistant secretaries, assistant treasurers  and

other  subordinate officers as it may deem desirable.   Each  such

officer shall hold office for such period, have such authority and

perform such duties as the Board of Directors may prescribe.   The

Board  of  Directors may, from time to time, authorize  the  chief executive  officer to appoint and remove subordinate officers  and to prescribe the powers and duties thereof.

          Section  8. Transfer of Duties.  The Board of  Directors

in  its absolute discretion may transfer the power and duties,  in whole or in part, of any officer to any other officer, or persons,

notwithstanding  the  provisions  of  these  By-Laws,  except   as

otherwise provided by the laws of the State of Delaware.

          Section  9.  Vacancies,  Absences.   If  the  office  of

Chairman  of  the Board, President, Vice President,  Secretary  or

Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may, but is not required to, choose a  successor  to  hold office for the remainder of  the  unexpired

term.   Except  when  the law requires the  act  of  a  particular officer,  the Board of Directors whenever necessary  may,  in  the absence  of  any officer, designate any other officer or  properly qualified  employee, to perform the duties of the one  absent  for the  time  being,  and such designated officer or  employee  shall have,  when so acting, all the powers herein given to such  absent officer.

           Section 10.  Removals.  At any meeting of the Board  of

Directors  called for the purpose, any officer  or  agent  of  the

Corporation may be removed from office, with or without cause,  by the  affirmative  vote  of  a majority  of  the  entire  Board  of

Directors.

          Section 11.  Resignations.  Any officer or agent of  the

Corporation may resign at any time by giving written notice to the

Board  of  Directors, the Chairman of the Board, the President  or

the Secretary of the Corporation.  Any such resignation shall take effect  at  the  time specified therein or, if  the  time  is  not specified,  upon  receipt thereof; and unless otherwise  specified therein, acceptance of such resignation shall not be necessary  to make it effective.

          Section  12.  Compensation of  Officers.   The  officers

shall receive such salary or compensation as may be determined  by the  affirmative vote of the majority of the Board  of  Directors.

No  officer  shall  be  prevented from receiving  such  salary  or compensation by reason of the fact that he is also a  Director  of the Corporation.

                            ARTICLE VII

                    Contracts, Checks and Notes

          Unless   the   Board   of  Directors   shall   otherwise

specifically  direct,  all  contracts, checks,  drafts,  bills  of exchange and promissory notes and other negotiable instruments  of the  Corporation shall be executed in the name of the  Corporation by  the  Chairman  of the Board, the President, a Vice  President,

Secretary or Treasurer or any officer as may be designated by  the

Board of Directors.

                           ARTICLE VIII
                           Capital Stock

          Section 1. Certificates of Stock.  The certificates  for

shares of the stock of the Corporation shall be in such form,  not inconsistent with the Certificate of Incorporation,  as  shall  be prepared  or approved by the Board of Directors.  Every holder  of stock  in  the Corporation shall be entitled to have a certificate signed  by, or in the name of the Corporation, by the Chairman  of the  Board (if chief executive officer), the President or  a  Vice

President,  and  by the Treasurer or the Secretary certifying  the number  of  shares  owned by him and the date  of  issue;  and  no

certificate  shall  be valid unless so signed.   All  certificates

shall  be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

          All signatures on the certificate may be facsimile.   In

case  any  officer, transfer agent or registrar who has signed  or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such  certificate is issued, it may be issued by  the  Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section  2.  Transfer of Stock.  Upon surrender  to  the

Corporation  or  the  transfer  agent  of  the  Corporation  of  a certificate  for  shares duly endorsed or  accompanied  by  proper evidence  of succession, assignment or authority to transfer,  the

Corporation  shall issue a new certificate to the person  entitled thereto,  cancel  the old certificate and record  the  transaction upon its books.

          Section  3.  Registered Stockholders.   The  Corporation

shall  be  entitled to treat the holder of record of any share  or shares  of  stock as the holder in fact thereof and,  accordingly,

shall  not be bound to recognize any equitable or other claim  to,

or  interest  in, such share or shares on the part  of  any  other person,  whether  or  not it shall have express  or  other  notice thereof,  save as expressly provided by the laws of the  State  of

Delaware.

           Section  4.  Lost  Certificates Any person  claiming  a

certificate  of  stock  to  be lost or  destroyed  shall  make  an affidavit  or affirmation of the fact and advertise  the  same  in such  manner as the Board of Directors may require, and the  Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate, or his legal representative, to give the

Corporation  a  bond in a sum sufficient, in the  opinion  of  the

Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of  any such certificate.  A new certificate of the same tenor and for the same  number of shares as the one alleged to be lost or  destroyed may be issued without requiring any bond when, in the judgment  of the Directors, it is proper so to do.

          Section  5.  Record Date. In order that the  Corporation

may determine the stockholders entitled to notice of or to vote at any  meeting  of  stockholders or any adjournment thereof,  or  to express  consent to corporate action in writing without a meeting,

or  to  receive  payment of any dividend or other distribution  or allotment  of any rights, or to exercise any rights in respect  of any change, conversion or exchange of stock or for the purpose  of any  other  lawful  action, the Board of  Directors  may  fix,  in advance,  a  record date, which shall not be more than sixty  (60)

nor  less than ten (10) days before the date of such meeting,  nor

more  than  sixty  (60)  days  prior  to  any  other  action.    A

determination of stockholders of record entitled to notice  of  or

to   vote  at  a  meeting  of  stockholders  shall  apply  to  any adjournment of the meeting; provided, however, that the  Board  of

Directors may fix a new record date for the adjourned meeting.

                            ARTICLE IX

                             Dividends

      Dividends  upon the common stock of the Corporation  may  be declared  by  the  Board of Directors at any  regular  or  special meeting, pursuant to law.  Dividends  may  be  paid  in  cash,  in property,  or  in  shares of the common stock of the  Corporation,

subject to the provisions of the Certificate of Incorporation.

          Before  payment of any dividend, there may be set  aside

out  of any funds of the Corporation available for dividends  such sums  as  the  Directors  from time to  time,  in  their  absolute discretion,  think  proper  as  a  reserve  or  reserves  to  meet contingencies,  or for equalizing dividends, or for  repairing  or maintaining  any property of the Corporation, or  for  such  other purpose as the Directors shall think conducive to the interest  of the  Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                             ARTICLE X

                         Waiver of Notice

          Whenever any notice whatever is required to be given  by

statute   or   under   the  provisions  of  the   Certificate   of

Incorporation or these By-Laws, a waiver thereof in writing signed by  the  person or persons entitled to said notice, whether before or  after  the  time stated therein, shall be equivalent  thereto,

unless  expressly provided otherwise in such statute,  Certificate of Incorporation or these By-Laws.

                            ARTICLE XI

                               Seal

      The  corporate  seal   of   the   Corporation   shall   have

inscribed   thereon  the  name  of  the Corporation, the  year  of

its organization and the words  "Corporate  Seal,  Delaware",   or

shall   be  in  such  other  form as the Board  of  Directors  may prescribe.



                            ARTICLE XII

                            Fiscal Year

      The fiscal year of the Corporation shall be the calendar year.

                           ARTICLE XIII

             Indemnification; Advancement of Expenses;
              Insurance and Other Funding Arrangments

           Section  1.  Mandatory Indemnification  -  Third  Party

Actions.  The Corporation shall indemnify any person who was or is a  party  or  is threatened to be made a party to any  threatened,

pending  or  completed  action,  suit  or  proceeding  ("Action"),

whether  civil,  criminal, administrative or investigative  (other than an Action by or in the right of the Corporation) by reason of the  fact that he is or was a Director, officer or employee of the

Corporation,  or  is  or  was  serving  at  the  request  of   the

Corporation  as  a  Director,  officer  or  employee  of   another

corporation,   partnership,  joint   venture,   trust   or   other

enterprise,   against   expenses  (including   attorneys'   fees),

judgments,  fines  and  amounts paid in  settlement  actually  and reasonable  incurred by him in connection with such Action  if  he acted  in good faith and in a manner he reasonably believed to  be in  or not opposed to the best interests of the Corporation,  and,

with  respect to any criminal Action, had no reasonable  cause  to believe  his conduct was unlawful.  The termination of any  Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere  or  its  equivalent, shall not, of  itself,  create  a presumption  that the person did not act in good faith  and  in  a manner which he reasonably believed to be in or not opposed to the best  interest  of  the  Corporation, and,  with  respect  to  any criminal Action, had reasonable cause to believe that his  conduct was  unlawful.  The right to indemnification under this Section  1 of  Article XIII shall be a contract right that may be enforced in any lawful manner by a person entitied to such indemnification.

          Section   2.   Mandatory  Indemnification  -  Derivative

Actions.  The Corporation shall indemnify any person who was or is a  party  or  is threatened to be made a party to any  threatened,

pending  or completed Action by or in the right of the Corporation to  procure a judgment in its favor by reason of the fact that  he is  or was a Director, officer or employee of the Corporation,  or is or was serving at the request of the Corporation as a Director,

officer,  or  employee of another corporation, partnership,  joint venture,  trust  or other enterprise, against expenses  (including attorneys'  fees)  actually  and reasonably  incurred  by  him  in connection  with the defense or settlement of such  Action  if  he acted  in good faith and in a manner he reasonably believed to  be in  or  not  opposed to the best interests of the Corporation  and except  that no indemnification under these By-Laws shall be  made in  respect of any claim, issue or matter as to which such  person shall  have been adjudged to be liable to the Corporation,  unless and only to the extent that the Court of Chancery of the State  of

Delaware  or  the  court in which such Action was  brought,  shall determine  upon  application  that, despite  the  adjudication  of liability  but in view of all the circumstances of the case,  such person  is  fairly and reasonably entitled to indemnity  for  such expenses  which the Court of Chancery of the State of Delaware  or such  other court shall deem proper.  The right to indemnification under this Section 2 of Article XII shall be a contract right that may  be enforced in any lawful manner by a person entitled to such indemnification.

          Section 3. Mandatory Indemnification - Successful Party.

To  the extent that a Director, officer, employee or agent of  the

Corporation  has  been successful on the merits  or  otherwise  in defense  of  any Action referred to in Sections I  or  2  of  this

Article XIII, or in defense of any claim, issue or matter therein,

he  shall  be  indemnified against expenses (including  attorneys'

fees)  actually  and  reasonably incurred  by  him  in  connection therewith.  The right to indemnification under this Section  3  of

Article XIII shall be a contract right that may be enforced in any lawful manner by a person entitled to such indemnification.

          Section   4.  Permissive  Indemnification.   Except   as

otherwise  expressly provided in Section 2 of this  Article  XIII,

the  Corporation may also indemnify any person who  is  or  was  a party  or is threatened to be made a party to any Action by reason of  the  fact  that he is or was a Director, officer, employee  or agent  of the Corporation, or is or was serving at the request  of the  Corporation  as  a Director, officer, employee  or  agent  of another  corporation, partnership, joint venture, trust  or  other enterprise,  against  all  or  part  of  any  expenses  (including attorneys'  fees), judgments, fines and amounts paid in settlement actually  and reasonably incurred by him in connection  with  such

Action if it shall be determined in accordance with the applicable procedures  set forth in Section 5 that such person is fairly  and reasonably entitled to such indemnification.

          Section  5.  Procedure.  Any indemnification  under  the

foregoing  provisions of this Article XIII (unless  ordered  by  a court) shall be made by the Corporation only as authorized in  the specific  case  upon a determination that indemnification  of  the

Director,   officer,  employee  or  agent   is   proper   in   the

circumstances  because  he  has met the  applicable  standards  of conduct  set  forth  in  Sections  1  or  2,  or  is  entitled  to

indemnification  under  Section 4, of  this  Article  XIII.   Such

determination  shall be made (i) by the Board of  Directors  by  a majority  vote  of  a  quorum, as defined in  the  Certificate  of

Incorporation  or these By-Laws, consisting of Directors  who  are not  or were not parties to any pending or completed Action giving rise to the proposed indemnification, or (ii) if such a quorum  is not  obtainable or, even if obtainable, a quorum of  disinterested

Directors  so directs, by independent legal counsel in  a  written opinion, or (iii) by the stockholders.

            Section  6.  Advance  Payments.   Expenses  (including

attorneys' fees) incurred or reasonably expected to be incurred by a  Director or officer of the Corporation in defending any  Action referred to in Sections 1 or 2 of this Article XIII shall be  paid by  the  Corporation in advance of the final determination thereof upon  receipt  by the Corporation of his written request  therefor and  his  written  promise  to  repay  such  amount  if  it  shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized or required by this Article XIII.

The  right  of Directors and officers to advancement  of  expenses under  this  Section 6 of Article XIII shall be a  contract  right that may be enforced in any lawful manner by a Director or officer of the Corporation.  Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as  the

Board of Directors deems appropriate.

          Section    7.    Provisions    Not    Exclusive.     The

indemnification  and  advancement  of  expenses  provided  by,  or granted pursuant to, this Article shall not be deemed exclusive of any  other rights to which any person seeking indemnification  and advancement  of expenses, may be entitled under any  law,  by-law,

agreement,  vote  of  stockholders or disinterested  Directors  or otherwise, both as to action in his official capacity  and  as  to action  in  another capacity while holding such office, and  shall continue  as to a person who has ceased to be a Director, officer,

employee  or  agent and shall inure to the benefit of  the  heirs,

executors and administrators of such a person.

          Section 8. Insurance.  The Corporation may purchase  and

maintain  insurance  on  behalf of any person  who  is  or  was  a

Director, officer, employee or agent of the Corporation, or is  or was  serving  at  the request of the Corporation  as  a  Director,

officer,  employee, or agent of another corporation,  partnership,

joint  venture, trust or other enterprise, against  any  liability asserted against him and incurred by him in any such capacity,  or arising  out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XIII.

          Section 9. Other Arrangements.  The Corporation also may

obtain  a  letter  of  credit, act as  a  self-insurer,  create  a reserve,  trust, escrow, cash collateral or other fund or account,

enter  into indemnification agreements, pledge or grant a security interest  in any assets or properties of the Corporation,  or  use any other mechanism or arrangement whatsoever in such amounts,  at such  costs, and upon such other terms and conditions as the Board of  Directors shall deem appropriate for the protection of any  or all such persons.

          Section 10.  Severability.  If this Article XIII or  any

portion hereof shall be invalidated on any ground by any court  of competent  jurisdiction, then the Corporation  shall  nevertheless indemnify  each person as to whom the Corporation  has  agreed  to grant indemnity, as to liabilities and expenses, and amounts  paid or  to  be  paid  in  settlement with respect to  any  proceeding,

including an action by or in the right of the Corporation, to  the full  extent  permitted by any applicable portion of this  Article

XIII  that shall not have been invalidated and to the full  extent permitted by applicable law.

          Section 11.  Miscellaneous. (a) For the purposes of this

Article   XIII,  references  to  "the  Corporation"  include   all

constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who  is  or was a Director, officer, employee or agent of  such  a constituent  corporation or is or was serving at  the  request  of such  constituent corporation as a Director, officer, employee  or agent of another corporation, partnership, joint venture, trust or other  enterprise,  shall  stand in the same  position  under  the provisions  of this Article XIII with respect to the resulting  or surviving  corporation as he would if he had served the  resulting or surviving corporation in the same capacity.

           (b)   For purposes of this Article XIII, references  to

"other   enterprises"  shall  include  employee   benefit   plans;

references to "fines' shall include any excise taxes assessed on a person  with respect to any employee benefit plan; and  references to  "serving at the request of the Corporation" shall include  any services  as  a  Director,  officer,  employee  or  agent  of  the

Corporation which imposes duties on, or involves services by, such

Director,  officer, employee or agent with respect to an  employee benefit plan, its participants or beneficiaries; and a person  who acted  in good faith in a manner he reasonably believed to  be  in the  interest of the participants and beneficiaries of an employee benefit  plan  shall  be deemed to have acted  in  a  manner  "not opposed  to the best interests of the Corporation" as referred  to in this Article XIII.

          (c)   The  indemnification and advancement  of  expenses

provided  by,  or  granted pursuant to, this Article  XIII  shall,

unless otherwise provided when authorized or ratified, continue as to  a person who has ceased to be a Director, officer, employee or agent  and shall inure to the benefit of the heirs, executors  and administrators of such a person.



                            ARTICLE XIV

                        General Provisions

          Section 1. The Chairman of the Board, the President, any

Vice President or the Treasurer of the Corporation may attend  any meeting  of the holders of stock or other securities of any  other corporation, any of whose stock or other securities  are  held  by the  Corporation,  and  cast the votes which  the  Corporation  is entitled to cast as a stockholder or otherwise at such meeting, or may  consent in writing to any action by any such corporation, and may  execute on behalf of the Corporation and under its  corporate seal,  or  otherwise, such written proxies, consents,  waivers  or other instruments as he may deem necessary or appropriate.  Any of the  foregoing acts or functions may also be performed by any  one or  more  of such persons as shall from time to time be authorized by  the  Board of Directors or by a writing executed by the  chief executive officer of the Corporation.

           Section  2.  The  moneys of the  Corporation  shall  be

deposited in the name of the Corporation in such bank or banks  or trust  company or trust companies as the Board of Directors  shall from time to time designate, and shall be drawn out only by signed checks  or  by  telephonic or other electronic  advice  given  and subsequently  confirmed by means which the bank or  trust  company may  require, by persons designated in a resolution or resolutions of the Board of Directors or by such other persons designated by a writing  executed  by  persons authorized to  so  designate  in  a resolution or resolutions of the Board of Directors.

          Section  3. Notices to Directors and stockholders  shall

be  in writing and delivered personally or mailed to the Directors or  stockholders at their addresses appearing on the books of  the

Corporation.   Notice by mail shall be deemed to be given  at  the

time  when the same shall be mailed.  Notice to Directors may also be  given by telegraph, and any such notice shall be deemed to  be given when delivered to an office of the transmitting company with all charges prepaid.

           Section 4. Alterations, amendments or repeals of  these

By-Laws,  or  any  of  them, may be made  by  a  majority  of  the stockholders  entitled  to vote at any  meeting  thereof,  if  the notice  of  such  meeting  contains a statement  of  the  proposed alteration, amendment or repeal, or by the Board of Directors by a majority  vote  of  the whole Board of Directors  at  any  meeting thereof,  provided notice of such alteration, amendment or  repeal has  been  given to each Director in writing.  No  notice  of  any alteration, amendment or repeal need be given if adopted by action taken at a meeting duly held on waiver of notice.